SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

AB Municipal Income Fund II
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FINAL - Solicitation Script

AB Funds

Meeting Date: March 12, 2019

Toll Free Number: 844-670-2143

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the AB Funds. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of the AB Funds to confirm you have received the proxy materials for the shareholder meeting scheduled for March 12, 2019. Have you received proxy materials?

Near Meeting Date Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name> and I am a proxy voting specialist calling on behalf of The AB Funds to confirm you have received the proxy materials for the shareholder meeting scheduled in just a few days on March 12, 2019. Have you received proxy materials?

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. ____________, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of The AB Funds. Due to the lack of shareholder participation and the necessity of this vote to comply with regulatory requirements, the Meeting of Shareholders has been adjourned to <date/time>. Have you received proxy materials?

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Voting:

There is one proposal on the ballot. The proposal is to approve new investment advisory agreements for the Funds. The approval of the new advisory agreements is required as a result of certain anticipated changes to the indirect ownership of AB. [AXA S.A. intends to divest over time its remaining ownership interest in AXA Equitable Holdings, Inc., the Adviser’s indirect parent company.] The material terms of the proposed investment advisory agreements are identical to the terms of the current investment advisory agreements. Your board has recommended a vote IN FAVOR of the proposal.  Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll free number 844-670-2143.

Mr./Ms. <Shareholder’s Last Name>, . Thank you for your time and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you?

There is one proposal on the ballot. The proposal is to approve new investment advisory agreements for the Funds. The approval of the new advisory agreements is required as a result of certain anticipated changes to the indirect ownership of AB. Although the material terms of the proposed investment advisory agreements are identical to the terms of the current investment advisory agreements, it is a regulatory requirement to present this proposal to our shareholders. Your board has recommended a vote IN FAVOR of the proposal.

Ask them if they would like to vote now over the phone.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposal with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendations of the Board for all your accounts?

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If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 844-670-2143.

If Not Interested:

I am sorry for the inconvenience of this proxy solicitation, but we need shareholders to vote to meet our regulatory obligation. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

Registered holder wants a new proxy card/or their control number <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposal

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you.  However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposal.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of The AB Funds. You should have received proxy material electronically or in the mail concerning the Joint Meeting of Shareholders to vote on new advisory agreements, to be held on March 12, 2019.

We are calling because we need you to vote on new advisory agreements. If you have these materials in your possession, please review and vote either by mail or internet. The board of the Funds recommends you vote for. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 844-670-2143 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

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AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling on behalf of The AB Funds. You should have received proxy material electronically or in the mail concerning the Joint Meeting of Shareholders, to vote on new advisory agreements, to be held on March 12, 2019.

Your vote is very important. We are calling because we need you to vote on new advisory agreements. If you have these materials in your possession, please review and vote either by mail or internet. The Fund boards recommend that you vote for the new agreements. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 844-670-2143 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 1:

Hello, this is <Fund Representative> calling you on behalf of The AB Mutual Funds. You should have received proxy material electronically or in the mail concerning the special Meeting of Shareholders to be held on March 12, 2019.

Your vote is very important. Please review these materials and vote either by mail or internet. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 844-670-2143 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 2:

Hello, this is <Fund Representative> calling on behalf of The AB Mutual Funds. You should have received proxy material electronically or in the mail concerning the Meeting of Shareholders to be held on March 12, 2019. The meeting date is fast approaching and we need your help.

Your vote is very important. Please review these materials and vote either by mail or internet If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 844-670-2143 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 3:

Hello, this is <Fund Representative> calling you on behalf of The AB Funds. You have probably received several messages concerning the upcoming shareholder meeting either electronically, by mail or by phone. That is because the meeting date is just a few days away on March 12, 2019 and we need your help.

Your vote is very important. Please vote either by mail or internet. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 844-670-2143 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

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INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

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